UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

YELLOWSTONE ACQUISITION COMPANY

(Exact name of registrant as specified in its Charter)

Delaware	85-2732947
(State or other jurisdiction of Incorporation)	(IRS Employer Identification Number)

Yellowstone Acquisition Company
1411 Harney Street, Suite 200
Omaha, Nebraska 68102
(402) 225-6511

(Address and telephone number of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, consisting of one share of Class A common stock and one-half of one Warrant	NASDAQ Capital Market
Class A common stock, par value $0.001 per share	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249035

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of Yellowstone Acquisition Company (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-249035) filed with the U.S. Securities and Exchange Commission on September 25, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on September 25, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on September 25, 2020).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on September 25, 2020).

3.4	Form of Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on October 9, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on September 25, 2020).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on September 25, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on September 25, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on October 9, 2020 and on October 19, 2020).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on October 9, 2020).

10.2	Form of Registration Rights Agreement among the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement of Form S-1 (File No. 333-249035), filed with the Securities and Exchange Commission on October 9, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YELLOWSTONE ACQUISITION COMPANY
(Registrant)

By:	/s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive Officer and Co-President

Date: October 21, 2020

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